EXHIBIT NO. 3.2


                     GERBER SCIENTIFIC, INC.

                            BY-LAWS

      (with amendment approved by shareholders on 9/12/97)


ARTICLE I.  MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Shareholders' meetings shall be held at the principal office or place of business of Gerber Scientific, Inc. in the State of Connecticut, or at such other place either within or outside of Connecticut as shall be designated in the notice of the meeting.

       Section 2. Annual Meeting. The Annual Meeting of Shareholders of this Corporation shall be held on a day in July, August, or September of each year which the President shall designate, at which meeting the Shareholders shall elect Directors by ballot and shall transact such other business as may properly come before the meeting.

      Section 3. Special Meetings. Special Meetings of the Shareholders may be called at any time by the Board of Directors or the President and shall be called by the President upon written request of one or more Shareholders holding at least one-tenth (1/10) of the issued and outstanding shares of stock of the Corporation. At such meetings, the Shareholders may transact such business as may properly come before them.

      Section 4. Notice of Meetings. Notice of the time and place of each meeting of Shareholders and the purpose thereof, shall be mailed, postage prepaid, not less than ten (10) days nor more than fifty (50) days before such meeting to each Shareholder of record at his address, as the same shall appear on the books of the Corporation. No such notice need be given to any Shareholder who attends such meeting in person or who waives such notice in a writing executed and filed with the Secretary of the Corporation either before or after the meeting.

     Section 5. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote present in person or by proxy at any meeting of Shareholders shall constitute a quorum for such meeting.

     Section 6. Number of Votes for Each Shareholder. Except as otherwise provided in the Certificate of Incorporation, each Shareholder shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation. Except as otherwise provided in the Certificate of Incorporation, the affirmative vote of the holders of a majority of the issued and outstanding shares represented at such meeting in person or by proxy shall be the act of the Shareholders.

      Section 7. Record Date. The Board of Directors may fix a day and hour, not exceeding seventy (70) days and not less than ten (10) days immediately preceding the date fixed for the payment of any dividend or for any meeting of the Shareholders as the record time for the determination of Shareholders entitled to receive such dividend or as the time as of which Shareholders be determined, as the case may be, and only Shareholders of record at the time so fixed shall be entitled to receive such dividend or to notice of and to vote at such meeting.


ARTICLE II.  STOCK

      Section 1. Certificate of Stock. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President or a Vice President and by the Secretary, an Assistant Secretary or the Treasurer and shall be attested by the Corporate Seal. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered on the Corporation's books. Any certificate of stock transferred by endorsement thereon may be surrendered or canceled and, in such event, a new certificate shall be issued to the purchaser or assignee.

     Section 2. Transfer of Stock. Regular transfer books shall be kept by the Secretary or some other person authorized by resolution of the Board of Directors. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender of the certificate of stock properly endorsed.


ARTICLE III.  DIRECTORS

      Section 1. Number, Term of Office and Classification. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven (11), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors, or, in the absence thereof, shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders. The directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock voting separately as a class) shall be divided into three classes, as provided in Article EIGHTH of the Certificate of Incorporation, and the term of office of each director shall be as provided therein.

      Section 2. Vacancy. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any directorship to be filled by reason of an increase in the number of directorships shall be filled by the concurring vote of directors holding a majority of the directorships in existence prior to such increase in the number of directorships and any other vacancy on the Board of Directors, however caused, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 3. Resignation and Removal. Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, one or more or all of the directors of the Corporation may be removed only for cause and only by the affirmative vote of (i) the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of such directors or (ii) directors holding a majority of the directorships.

      Section 4. Nomination. No person shall be eligible for election as a director at any annual or special meeting of Shareholders unless such person was nominated by action of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such Shareholder nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be received by the Secretary of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A, under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the Shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Shareholder and, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such Shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures herein prescribed and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

       Section 5. Election by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation and the resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to Article FOURTH thereof. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in
Section 1 of this Article III.

      Section 6. Meetings. Meetings of the Board of Directors shall be held upon call of the President or at such times and places as the Board of Directors shall by resolution appoint. Any two Directors may also call meetings of the Board of Directors at the office of the Corporation by giving five (5) days' notice of such meeting to each Director. A majority of the directorships constitutes a quorum. No notice of a Directors' meeting need be given to any Director who attends such meeting in person or who waives such notice in a writing executed and filed with the Secretary of the Corporation either before or after the meeting.

      Section 7. Indemnification and Reimbursement. The Company shall indemnify and reimburse to the fullest extent permitted under applicable law, any person made a party to any action, suit or proceeding by reason of the fact that he or she or a person whose legal representative or successor he or she is, is or was a Director, officer or employee of the Company, for expenses, including attorneys' fees, and such amount of any judgment, money decree, fine, penalty or settlement of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable, actually incurred in connection with the defense or reasonable settlement of any such action or threatened action, suit or proceeding, or any appeal thereof.


ARTICLE IV.  OFFICERS

     Section 1. Titles, Election, and Duties. The Directors, by ballot, shall choose from among their members a Chairman of the Board of Directors, shall appoint a President, a Treasurer, and a Secretary, and may from time to time appoint such other officers as they, the Directors, deem expedient. The duties of the officers of the corporation shall be such as are imposed by these By-laws and from time to time prescribed by the Directors.

      Section 2. Limitation on Powers of Officers. Unless authorized by the Directors, neither the President nor Treasurer shall make any loan or any agreement on behalf of the Company which involves a capital expenditure in excess of $50,000.00. Unless likewise authorized, no other officer shall make any such loan or agreement which involved a capital expenditure in excess of $1,000.00.

      Section  3.   Chairman  of  the Board  of  Directors.   The
Chairman of the Board of Directors shall preside at all meetings of the Shareholders and the Board of Directors.

      Section 4. President. The President shall have general supervision over the affairs and interests of the corporation and shall have such other authority and responsibility as may be committed to him by the Board of Directors.
      Section 5. Treasurer. The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed. He may endorse on behalf of the Corporation for collection only, checks, notes and other obligations and shall deposit the same and all moneys and valuables in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate.

     Section 6. Secretary. The Secretary shall keep the minutes of the meetings of Shareholders and Directors and shall give notice of all such meetings as required in these By-Laws. He shall have custody of the seal of the Corporation and all books, records and papers of the Corporation, except those in the custody of the Treasurer or some other person authorized to have custody and possession thereof by resolution of the Board of Directors.

      Section 7. Compensation. The Board of Directors shall fix the salary or compensation for each officer.

      Section 8. Term of Office. Each of such officers shall serve for the term of one year and until his successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice of hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.


ARTICLE V.  SEAL

      Section 1. Design. The corporate seal of this Corporation shall be a circular seal with the name of the Corporation around the border, and the words "Connecticut" and "Seal" in the center.


ARTICLE VI.  AMENDMENTS

       Except  as  otherwise  provided  in  the  Certificate   of
Incorporation or these By-Laws, these By-Laws may be  amended  or repealed by:

     (a) an affirmative vote of the holders of a majority of the issued and outstanding shares represented in person or proxy at any meeting of the Shareholders in the call for which written notice of such proposed action shall have been given; or,

      (b) an affirmative vote of directors holding a majority of the directorships at any meeting of the Board of Directors.